EXECUTION COPY







                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                                 AMENDMENT NO. 1

                         dated as of September 26, 1996



                                  Amending the

                         POOLING AND SERVICING AGREEMENT

                     among the Company, the Master Servicer
                                 and the Trustee

                            Dated as of April 1, 1994





NY1-166103.2

6863-225-JFB-09/27/96

                       Mortgage Pass-Through Certificates

                                 Series 1994-S11





NY1-166103.2

6863-225-JFB-09/27/96
                                                         2

         AMENDMENT NO. 1 ("Amendment"), dated as of the 26th day of September, 1996, to the Agreement (defined below). Capitalized terms used herein shall have the meanings given thereto in the Agreement.

         WHEREAS, RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (the "Company"), RESIDENTIAL FUNDING CORPORATION (the "Master Servicer") and THE FIRST NATIONAL BANK OF CHICAGO as trustee (the "Trustee") entered into a Pooling and Servicing Agreement, dated as of April 1, 1994 (the "Agreement"), providing for the issuance of Mortgage Pass-Through Certificates, Series 1994-S11; and

         WHEREAS, Section 11.01(b) of the Agreement permits the amendment of the Agreement by the Company, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage of Interests of the Class of Certificates affected thereby for the purpose of adding any provisions to this Agreement; and

         WHEREAS, the Holders of 100% of the Percentage Interest in the Class A-2 Certificates have consented to this Amendment No.
1; and

         WHEREAS, the Company and the Master Servicer wish to amend the Agreement in order to provide for the public offering of the Class A-2 Certificates and the registration of such Certificates in book-entry form and the Trustee consents to such amendment; and

         WHEREAS, the execution of this Amendment No. 1 has been duly authorized by the Company and the Master Servicer;

         NOW THEREFORE, the Company, the Master Servicer and the Trustee hereby agree as follows:

         Section 1.

         The following sections of the Agreement are hereby amended as listed:

         Article I:

                  The following definitions shall be added:


NY1-166103.2

6863-225-JFB-09/27/96
                                                         1

         Book-Entry Certificate: Any Class A-2 Certificate registered in the name of the Depository or its nominee.

         Definitive Certificate:  Any definitive, fully registered
Certificate.


         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  In the definition of "Certificateholder or Holder", the last sentence shall be replaced with the following: "All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register";

         Article IV:



NY1-166103.2

6863-225-JFB-09/27/96
                                                         2

                  The following subsection (f) shall be added to Section 4.02:

         "(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law."

         Article V:

                  The following subsection (b) shall be added to Section 5.01:

         (b) On or about September 26, 1996, the Class A-2 Certificates shall be exchanged for one or more Class A-2 Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Class A-2 Certificateholders shall hold their Ownership Interests in and to the Class A-2 Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.


NY1-166103.2

6863-225-JFB-09/27/96
                                                         3

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the Class or Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Class or Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.


NY1-166103.2

6863-225-JFB-09/27/96
                                                         4

         Section 2.

         This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



NY1-166103.2

6863-225-JFB-09/27/96
                                                         5

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their officers thereunto duly authorized and their seal, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                            RESIDENTIAL FUNDING MORTGAGE
                                            SECURITIES I, INC.
[Seal]


                                            By:
                                            Name:  William E. Waldusky
                                            Title: Senior Vice President

Attest:
Name:  Randy Van Zee
Title: Director


                                            RESIDENTIAL FUNDING CORPORATION

[Seal]


                                             By:
                                             Name:  Randy Van Zee
                                             Title: Director

Attest:
Name:  William E. Waldusky
Title: Senior Vice President


                                             THE FIRST NATIONAL BANK OF CHICAGO

[Seal]


                                             By:
                                             Name:
                                             Title:

Attest:


NY1-166103.2

6863-225-JFB-09/27/96
                                                         6

Name:
Title:




NY1-166103.2

6863-225-JFB-09/27/96
                                                         7

STATE OF MINNESOTA  )
                                            ) ss.:
COUNTY OF HENNEPIN  )


                  On the 26th day of September, 1996 before me, a notary public in and for said State, personally appeared William E. Waldusky, known to me to be a Senior Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                              Notary Public

[Notarial Seal]




NY1-166103.2

6863-225-JFB-09/27/96

STATE OF MINNESOTA  )
                                            ) ss.:
COUNTY OF HENNEPIN  )


                  On the 26th day of September, 1996 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                              Notary Public

[Notarial Seal]


NY1-166103.2

6863-225-JFB-09/27/96

STATE OF                   )
                                    ) ss.:
COUNTY OF         )


                  On the 26th day of September, 1996 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                               Notary Public

[Notarial Seal]


NY1-166103.2

6863-225-JFB-09/27/96